UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 23, 2010

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2010, Extreme Networks, Inc. (“Extreme Networks”) and Trumark Companies LLC (“Trumark”) entered into an Option Agreement in which Extreme Networks granted Trumark an option (the “Option”) to purchase approximately eight acres from the eastern portion of Extreme Networks’ corporate campus located at 3515-3585 Monroe Street, Santa Clara California (the “Subject Property”). Provided that Trumark makes required option payments, Trumark will have twenty-four months to exercise the Option. If Trumark exercises the Option, the closing on the purchase of the Subject Property will occur thirty days after such exercise; provided if the final map creating the Subject Property has not been recorded with the applicable authorities, then Trumark has the right to extend the closing in order to get the final map recorded for up to six subsequent periods of thirty days each by providing extension payments to Extreme Networks. The purchase price of the Subject Property at the closing will be calculated by multiplying the square footage of the Subject Property by $71.74 for an approximate purchase price of $24,000,000.

Item 8.01	Other Events.

The disclosure contained under Item 1.01 hereof is incorporated by reference into Item 8.01 of this Current Report, as it may be deemed to include solicitation materials under Rule 14A of the Securities Exchange Act of 1934, as amended.

Important Information/ Solicitation Participants Legend

Extreme Networks, Inc. will file a proxy statement in connection with its 2010 annual meeting of stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that Extreme Networks files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to Extreme Networks, Inc., Attn: Investor Relations, 3585 Monroe Street, Santa Clara, California 95051, or from Extreme at www.extremenetworks.com.

Extreme Networks, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the Extreme Networks stockholders in connection with the 2010 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Extreme Networks’ proxy statement filed on November 12, 2009 for the 2009 annual meeting of stockholders. To the extent that holdings of Extreme Networks securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the Securities and Exchange Commission. More current information regarding the interests of the directors and named executive officers of Extreme Networks will be contained in the proxy statement referred to in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010

EXTREME NETWORKS, INC.

By:	/S/ BOB L. COREY
Bob L. Corey
Chief Financial Officer

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